Exhibit 99.1

PULSE BIOSCIENCES QUARTERY INVESTOR CONFERENCE CALL

Investor conference call today at 1:30 p.m. PDT / 4:30 p.m. EDT

BURLINGAME, Calif.—(BUSINESS WIRE) – March 14, 2017 – Pulse Biosciences, Inc. (Nasdaq: PLSE), a medical technology company developing a proprietary therapeutic tissue treatment platform based on Nano-Pulse Stimulation (NPS), is hosting an investor conference call today to share information on recent developments and progress for its novel NPS platform in key markets. The Company will also provide financial results for the quarter and year ended December 31, 2016.

Recent Developments

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First FDA 510(k) submission for the PulseTx System. The PulseTx is an NPS platform comprised of a tunable nanosecond pulse generator and accompanying tissue applicators. The FDA 510(k) submission is the Company’s first for the PulseTx System and intended to provide a foundation for future submissions for specific indications.

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Treatments completed in first dermatologic human pilot study with the Company’s proprietary PulseTx platform. The Company successfully completed patient treatments and follow-up visits in the first PulseTx pilot dose response study with positive interim results.   The objective of this first study is to establish safety and tissue response and recovery characteristics of skin to different NPS doses, enabling the Company to identify an initial application in dermatology.

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Progress towards entering the clinic with an initial NPS pilot study in immuno-oncology. Pulse Biosciences is pursuing multiple paths for its first pilot study in oncology and expects to initiate first pilot study trial during 2017.

“We are very pleased with our recent progress,” said Darrin Uecker, President and Chief Executive Officer of Pulse Biosciences. “The submission of our first FDA 510(k) for the PulseTx System and completion of patient treatments and follow-up visits in our dermatology dose response study are significant milestones for the Company.”

Financial Highlights

Cash, cash equivalents, and investments totaled $16.4 million at December 31, 2016 compared to $18.7 million and $3.6 million at September 30, 2016 and December 31, 2015, respectively. The December 2016 balance does not reflect $5.0 million of additional capital raised through the February 2017 private placement of approximately 820,000 shares of the Company’s Common Stock at $6.10 per share.  Adjusting for $20.3 million of net proceeds raised in the Company’s second quarter, net cash used during the year totaled $7.5 million.

Operating expenses for fourth quarter ended December 31, 2016 totaled $2.8 million consistent with the $2.8 million reported for the third quarter ended September 30, 2016. Operating expenses for the year ended December 31, 2016 totaled $9.6 million compared to $4.5 million for the year ended December 31, 2015. The operating expenses reported included non-cash charges for stock-based compensation, intangible asset amortization and depreciation totaling $1.6 million for the year ended December 31, 2016 and $1.1 million for the year ended December 31, 2015.

Conference Call Details

Pulse Biosciences’ Darrin Uecker, President and Chief Executive Officer, and other senior executives will host the investor call on March 14, 2017, at 1:30 p.m. PDT / 4:30 p.m. EDT. For both “listen-only” participants and those who wish to take part in the question and answer portion of the call, the telephone dial-in number is (844) 494-0190 (U.S. toll-free) or (508) 637-5580 (international) using Conference ID 81225765. Listeners will also be able to access the call via webcast available on the Investor Section of the Company’s website at www.pulsebiosciences.com.

About Pulse Biosciences

Pulse Biosciences is a medical technology company developing a therapeutic tissue treatment platform based on Nano-Pulse Stimulation, a proprietary cell signaling technology. Nano-Pulse Stimulation is a non-thermal, precise, focal drug-free tissue treatment technology that directly affects the cell membrane and intracellular structures to stimulate unique behaviors in cells. NPS can initiate a cell death process that allows for the treatment of tissue cells with minimal inflammatory response which improves healing outcomes and supports the replacement of treated tissue cells with healthy tissue cells.  In cancerous lesions, NPS has been shown in preclinical models to induce immunogenic cell death (ICD) exposing the unique antigens of the treated cells to the immune system, resulting in the generation of cytotoxic T-cells and the mounting of an adaptive immune response targeted against those cells.  Pulse Biosciences is investigating a variety of applications for its technology that exploits the technology’s unique biologic effect, including immuno-oncology, dermatology, and veterinary medicine. More information is available at www.pulsebiosciences.com.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations regarding regulatory clearance, the mechanism of action of NPS treatments, planned future clinical trials, and other matters related to its pipeline of product candidates and other future events.  These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

Investors:
Darrin Uecker, President and Chief Executive Officer
IR@pulsebiosciences.com

or

Media:
Sam Brown, Inc.
Hannah Hurdle, 805-601-5331
hannahhurdle@sambrown.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands)	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,089	$3,606
Marketable Investments	14,306	—
Prepaid expenses and other current assets	268	44
Deferred offering costs	—	347
Total current assets	16,663	3,997
Equipment, net of accumulated depreciation	317	329
Intangible assets, net of accumulated amortization	6,543	7,208
Goodwill	2,791	2,791
Total assets	$26,314	$14,325

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$265	$262
Accrued expenses	751	398
Total current liabilities	1,016	660

Stockholders’ equity:
Preferred stock	—	—
Common stock	13	8
Additional paid-in capital	37,898	16,745
Accumulated other comprehensive loss	(7)	—
Accumulated deficit	(12,606)	(3,088)
Total stockholders’ equity	25,298	13,665
Total liabilities and stockholders’ equity	$26,314	$14,325

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three-Month Periods Ended
(in thousands, except per share amounts)	December 31, 2016	September 30, 2016
Revenue	$—	$—
Operating expenses:
General and administrative	870	893
Research and development	1,806	1,739
Amortization of intangible assets	167	166
Total operating expenses	2,843	2,798
Other income:
Interest income	34	31
Total other income	34	31
Loss from operations, before income taxes	(2,809)	(2,767)
Income tax benefit	—	—
Net loss	$(2,809)	$(2,767)

Net loss per share – basic and diluted	$(0.21)	$(0.21)
Weighted average number of common shares outstanding – basic and diluted	13,315	13,315

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	Years Ended
	December 31,
(in thousands, except per share amounts)	2016	2015
Revenue	$—	$—
Operating expenses:
General and administrative	2,933	1,224
Research and development	5,988	2,578
Amortization of intangible assets	665	666
Total operating expenses	9,586	4,468
Other income:
Interest income	68	—
Total other income	68	—
Loss from operations, before income taxes	(9,518)	(4,468)
Income tax benefit	—	(1,657)
Net loss	$(9,518)	$(2,811)

Net loss per share – basic and diluted	$(0.86)	$(0.37)
Weighted average number of common shares outstanding – basic and diluted	11,009	7,565